Exhibit 10.8
NEWPARK RESOURCES, INC.
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AGREEMENT
(2023 Annual Grant)
This Non-Employee Director Restricted Stock Agreement (the “Agreement”) is entered into and made effective as of May 18, 2023 (the “Effective Date”) by and between NEWPARK RESOURCES, INC., a Delaware corporation (the “Company”) and XXXXXXX., (“Director”), with reference to the following facts:
A.    The Company has duly adopted the Newpark Resources, Inc. Amended and Restated 2014 Directors’ Restricted Stock Plan (hereinafter referred to as the “Plan”), under which each Non-Employee Director shall be granted such number of restricted shares of Common Stock as provided therein automatically on the date of each annual meeting of stockholders (or stockholder action in lieu thereof) at which such Non-Employee Director is elected or reelected, as applicable.
B.    Director was elected as a Non-Employee Director of the Company at the Annual Meeting of Stockholders of the Company held on May 18, 2023 and the restricted stock represented by this Agreement was automatically granted to Director on that date (the “Date of Grant”).
C.    All capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings attributed to them in the Plan.
NOW, THEREFORE,    for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Director agree as follows:
1.Award. The Company hereby grants to the Director an award (the “Award”) of XX,XXX restricted shares (the “Restricted Shares”) of the Company’s Common Stock (“Common Stock”), on the terms and conditions set forth herein and in accordance with the Plan. Subject to the provisions of the Plan and this Agreement, the Restricted Shares shall vest, and the transfer and forfeiture restrictions thereon shall lapse, on the earlier of (i) the day prior to the next annual meeting of shareholders of the Company following the Date of Grant and (ii) the day that is one year from the Effective Date (the “Vesting Date”). Any Restricted Shares that are not vested shall be referred to as “Non-Vested Shares.”
2.Restriction Period. The Non-Vested Shares shall be subject to the transfer and forfeiture restrictions set forth in Paragraphs 3 and 4 of this Agreement for a period (the “Restriction Period”) commencing on the Date of Grant and expiring at the close of business on the Vesting Date, except as otherwise provided in this Agreement or the Plan.
3.Transfer Restrictions. None of the Non-Vested Shares and no interest therein may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable to such Non-Vested Shares. Any purported disposition of Non-Vested Shares in violation of this Paragraph shall be null and void. Upon the release of the Vested Shares, the Director may hold or dispose of the Vested Shares, subject to compliance with (i) the terms and conditions of the Plan and this Agreement, (ii) applicable federal or state securities laws or other applicable law, (iii) applicable rules of any exchange on which the Company’s securities are traded or listed, and (iv) the Company’s rules or policies as established by the Company in its sole discretion.

4.Vesting and Forfeiture Conditions.
4.1    Any Non-Vested Shares shall be immediately forfeited by the Director and reacquired by the Company without any payment or other consideration to the Director, and the Director shall have no further rights with respect to the Award in the event of the termination of the Director’s service as a Director of the Board as a result of resignation from the Board of Directors or removal from the Board of Directors by the stockholders of the Company, or in the event of the removal of the Director from the Board of Directors for reasons described in Paragraph 10 below.
4.2    Unless otherwise determined by the Committee, upon the voluntary termination prior to the Vesting Date of the directorship of the Director who has served as a director of the Company for at least 60 consecutive months, the Restriction Period shall terminate with respect to Restricted Shares held by such Director and such Director may retain all such Restricted Shares, subject to any agreement between the Company and such Director governing the transfer of such Restricted Shares.
4.3    In the event of the Director’s death prior to the Vesting Date, all outstanding Restricted Shares shall immediately become Vested Shares.
5.Evidence of Restricted Shares. Upon grant, the Restricted Shares granted hereunder shall be represented by uncertificated shares designated for the Director in book-entry registration on the records of the Company’s transfer agent, subject to the restrictions set forth in this Agreement. .
6.Rights as a Stockholder. Subject to the terms and conditions of this Agreement and the Plan, the Director shall be the holder of record of the Restricted Shares commencing on the issuance thereof and shall have all of the rights of a stockholder with respect to such Restricted Shares, including the right to vote such Restricted Shares and the right to receive dividends and other distributions payable with respect to such Restricted Shares, except that, until the Restriction Period has expired for all Restricted Shares, all property or stock issued with respect to Non-Vested Shares by reason of any stock dividend or recapitalization, split-up or consolidation of shares of the Company’s Common Stock, merger or consolidation of the Company, sale of the Company or other event shall be subject to the same restrictions as are applicable to such Non-Vested Shares.
7.Securities Laws Requirements. The Restricted Shares shall not be sold, exchanged or otherwise disposed of unless and until any applicable registration or qualification requirements of federal and state securities laws and all other requirements of law or any regulatory bodies having jurisdiction over such exercise or issuance and delivery have been fully complied with. The Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act of 1933 (the “Securities Act”) for the issuance of the Restricted Shares, but there may be times when no such Registration Statement will be currently effective. Trading of the Restricted Shares may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company.

8.Changes in Capitalization.
8.1In the event of a Capital Adjustment, Restricted Shares that are outstanding, whether Vested Shares or Non-Vested Shares, shall participate in such Capital Adjustment on the same terms as all other outstanding shares of the same class and series. If any Capital Adjustment would result in a fractional security being subject to this Award, the Company shall pay the Director an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the Fair Market Value thereof on the date of such Capital Adjustment.
8.2If a Change of Control of the Company occurs, all outstanding Restricted Shares shall immediately become Vested Shares.
9.Withholding Taxes. The Company’s obligation to deliver the Vested Shares to the Director upon the vesting of such shares shall be subject to the satisfaction of all applicable federal, state, local or foreign taxes which it reasonably believes are or may be required by law to be withheld with respect to the vesting of the Restricted Shares (“Tax Liability”), to ensure the payment of any such Tax Liability. The Company may provide for the payment of any Tax Liability by any one of the following means or combination of such means: (i) by requiring the Director to tender a cash payment to the Company, (ii) by withholding from the Restricted Shares that would otherwise have been delivered to the Director the number of shares necessary to satisfy the Director’s Tax Liability, and deliver the remaining number of Restricted Shares to the Director, or (iii) by any other method deemed appropriate by the Committee.
10.Misconduct of Director. Notwithstanding any other provision of this Agreement, all unvested Restricted Shares held by Director hereunder shall automatically terminate as of the date Director’s directorship is terminated, if such directorship is terminated on account of any act of fraud, embezzlement, misappropriation or conversion of assets or opportunities of the Company, or if Director takes any other action materially inimical to the best interests of the Company, as determined by the Committee in its sole and absolute discretion.
11.Reference to Plan. This Agreement and the Restricted Shares are subject to all of the terms and conditions of the Plan, which are hereby incorporated by reference. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan shall prevail. By accepting this Agreement in either written or electronic form, the Director acknowledges and hereby makes to the Company the representations required pursuant to Section 6.1 of the Plan.
12.Miscellaneous.
12.1Nothing in this Agreement shall confer upon the Director any right to be retained on, or nominated for reelection to, the Company’s Board or to otherwise provide service to the Company or interfere in any way with the right of the Company to terminate the Director’s Board membership or other service at any time.

12.2This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.
13.Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of its Corporate Secretary at 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381, and any notice to be given to Director shall be addressed to Director at Director’s address appearing on the records of the Company, or at such other address or addresses as either party may hereafter designate in writing to the other. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope, addressed as herein required and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Government.
14.No Guarantee of Tax Consequences. The Company makes no commitment or guarantee to the Director or any person claiming through or on behalf of such individual that any federal, state, local or other tax treatment will (or will not) apply or be available to any person under this Agreement, the Plan or with respect to Restricted Shares or other amounts due or payable hereunder and assumes no liability whatsoever for the tax consequences to the Director or any person claiming through or on behalf of such individual.
15.Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware.

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